SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                        [X]

Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))


                             Marcam Solutions, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             Marcam Solutions, Inc.
    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

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        (2)  Aggregate number of securities to which transaction applies:

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        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

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


                             MARCAM SOLUTIONS, INC.



                                                               January 23, 1998


Dear Stockholder:


       You are invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., Boston time, Wednesday, February 25, 1998 at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02194.


       Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you so desire, you can withdraw your proxy and vote in person at the Annual Meeting.



                                Cordially,


                                /s/ Jonathan C. Crane


                                JONATHAN C. CRANE
                                Chairman, President and Chief Executive Officer

                             MARCAM SOLUTIONS, INC.
                                 95 WELLS AVENUE
                           NEWTON, MASSACHUSETTS 02159


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                January 23, 1998


TO THE STOCKHOLDERS:


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Marcam Solutions, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, February 25, 1998 at 10:00 a.m., Boston time, at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02194, to consider and vote upon the following proposals:


1. To elect two members to the Board of Directors to serve for three-year terms as Class I Directors.


2. To amend the 1997 Stock Plan of the Company to increase the aggregate number of shares of Common Stock which may be issued pursuant to said plan from 2,500,000 to 2,750,000.


3. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending September 30, 1998.


4. To transact such other business as may properly come before the meeting and any adjournments thereof.


       Only stockholders of record at the close of business on January 9, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.



                                  By Order of the Board of Directors


                                  /s/ Diane R. Tormey


                                  DIANE R. TORMEY
                                  Vice President, General Counsel and Secretary


Newton, Massachusetts
January 23, 1998


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                             MARCAM SOLUTIONS, INC.
                                 95 WELLS AVENUE
                           NEWTON, MASSACHUSETTS 02159


                                 PROXY STATEMENT


                                January 23, 1998


       This proxy statement is furnished in connection with the solicitation of proxies by the Directors of Marcam Solutions, Inc., a Delaware corporation (the "Company" or "Marcam Solutions"), for use at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02194, on February 25, 1998, at 10:00 a.m., Boston time, and any adjournments thereof (the "Meeting"). The Company's 1997 Corporate Report to Stockholders and Annual Report on Form 10-K, containing financial statements for the fiscal year ended September 30, 1997, is being mailed together with this proxy statement to all stockholders entitled to vote at the Meeting. This proxy statement and the accompanying notice and form of proxy were first sent or given to stockholders on or about January 23, 1998.

       The record date for the determination of stockholders entitled to notice of and to vote at the Meeting has been fixed by the Board of Directors as the close of business on January 9, 1998. As of that date, 7,499,043 shares of common stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Meeting. Holders of the Company's Common Stock are entitled to cast one vote for each share held of record at the close of business on January 9, 1998 on each matter submitted to a vote at the Meeting.

       Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting. The persons named as proxies are directors, officers or employees of the Company. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted on that matter as stated below under "Election of Directors." In addition to the election of Directors, the stockholders will consider and vote upon proposals (i) to amend the 1997 Stock Plan of the Company to increase the aggregate number of shares of Common Stock which may be issued pursuant to said plan from 2,500,000 to 2,750,000 and (ii) to ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending September 30, 1998. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposals.

       A majority in interest of the issued and outstanding shares of Common Stock entitled to vote and represented at the Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the Meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present or represented by proxy, entitled to vote and voting on the matter at the Meeting is required for approval. Broker "non-votes" and abstentions on any matter shall be deemed not to have been voted on such matter. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

       The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

                       OVERVIEW OF MARCAM SOLUTIONS, INC.


       On July 29, 1997, Marcam Corporation spun off in a tax-free distribution the portion of its business relating to its PRISM, Protean and Avantis product lines. In connection with the distribution, Marcam Corporation transferred to Marcam Solutions, at that time a wholly owned subsidiary of Marcam Corporation, substantially all of the business, assets and liabilities relating to its PRISM, Protean and Avantis product lines and an aggregate of $39.0 million in cash in exchange for (i) the assumption by Marcam Solutions of certain liabilities and obligations relating to the business to be conducted by Marcam Solutions, (ii) a number of shares of common stock of Marcam Solutions sufficient for Marcam Corporation to make the Distribution (as defined below) and (iii) warrants to purchase an aggregate of 500,000 shares of common stock of Marcam Solutions (the "Marcam Solutions Warrants"). Marcam Corporation distributed all of its ownership interest in Marcam Solutions by means of a distribution on July 29, 1997 to its stockholders of record on July 23, 1997 (the "Distribution"). In connection with the Distribution, Marcam Corporation changed its name from "Marcam Corporation" to "MAPICS, Inc." ("MAPICS").

       In the Distribution, each stockholder of Marcam Corporation on the record date for the Distribution received one share of Marcam Solutions Common Stock for each two shares of Marcam Corporation common stock held and five shares of Marcam Solutions Common Stock for each share of Marcam Corporation preferred stock held. No consideration was paid by Marcam Corporation stockholders for the Marcam Solutions Common Stock distributed in the Distribution.

       Each holder of an outstanding employee or director stock option to purchase shares of Marcam Corporation common stock (the "Marcam Options") (i) retained such Marcam Options, which after the Distribution was an option to purchase the same number of shares of MAPICS common stock (the "Adjusted MAPICS Option"), and (ii) was granted an option to purchase shares of Marcam Solutions Common Stock equal to one-half of the number of shares of Marcam Corporation common stock subject to such Marcam Option (each, a "Marcam Solutions Option"; collectively the "Adjusted Options"). Thus, after the Distribution, each holder of a Marcam Option held separate options to purchase shares of MAPICS common stock and Marcam Solutions Common Stock. The per share exercise price of each Adjusted Option was adjusted to give effect to the Distribution by allocating the exercise price of the corresponding Marcam Option between the Adjusted MAPICS Option and the Adjusted Marcam Solutions Option based on the relative fair market values of the underlying MAPICS common stock and Marcam Solutions Common Stock after the Distribution so as to preserve the "spread" value of the existing Marcam Option. For this purpose, the fair market value of a share of each such common stock was established by determining the average of the closing sales prices per share of each common stock on the Nasdaq National Market for each of the five consecutive trading days beginning on July 30, 1997, the first day following the Distribution date. Each Adjusted Option is subject to the same terms and conditions that applied to the corresponding Marcam Option prior to the Distribution, except that vesting is based on service with Marcam Solutions, MAPICS or both.

       The holders of warrants to purchase 1,000,000 shares of Marcam Corporation common stock (the "Marcam Warrants") (i) retained the Marcam Warrants, which after the Distribution became warrants to purchase the same number of shares in the aggregate of MAPICS common stock (the "MAPICS Warrants") and (ii) received the Marcam Solutions Warrants. The original exercise price of the Marcam Warrants was allocated between the MAPICS Warrants and the Marcam Solutions Warrants on a basis intended to preserve the "spread value" of the original Marcam Warrants.

       Although the Marcam Solutions Common Stock was distributed to Marcam Corporation's stockholders, the Distribution was recorded for accounting purposes as a disposal of the business conducted by MAPICS, due to the relative significance of the business conducted by Marcam Solutions. The financial statements of Marcam Solutions for reporting periods after the Distribution reflect the Distribution as a disposal of the business conducted by MAPICS and have not been restated to remove the effects of the prior operating results of the MAPICS business. The financial statements of Marcam Solutions for periods prior to the Distributions correspond to the historical consolidated financial statements of Marcam Corporation.

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


       The following table sets forth as of the dates indicated below, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of any class of the Company's voting securities; (ii) by each director of the Company; (iii) by each executive officer named in the Summary Compensation Table on page 8; and (iv) by all directors and executive officers of the Company as a group.


                                                                            Amount and
                                                                            Nature of        Percent
                            Name and Address                               Ownership(1)     of Class
------------------------------------------------------------------------   --------------   ---------
General Atlantic Partners, LLC (2)  ....................................     2,000,000         26.7%
      c/o General Atlantic Service Corporation
      2 Pickwick Plaza
      Greenwich, CT 06830
John Campbell (3) ......................................................       101,778          1.3%
George A. Chamberlain 3d (4)  ..........................................        13,100            *
Sharon R. Clark (5)  ...................................................        37,500            *
Jonathan C. Crane ......................................................        10,000            *
Thomas D. Ebling (6) ...................................................        70,031            *
William O. Grabe (7) ...................................................     2,005,000         26.7%
Richard S. Hickok (8)   ................................................        22,673            *
Joseph M. Henson  ......................................................           500            *
Denis E. Liptak (9)  ...................................................         4,250            *
Paul A. Margolis (10)   ................................................       386,894          5.1%
Michael J. Quinlan (11) ................................................        75,350          1.0%
Franchon M. Smithson (12)  .............................................     2,000,000         26.7%
All executive officers and directors as a group (10 persons) (13) ......     2,676,476         35.7%

-------------
  *  less than 1%


(1) The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Information is as of December 31, 1997 unless otherwise indicated.

(2) According to the Questionnaire for Officers, Directors and Principal Stockholders dated December 8, 1997. Consists of 431,595 shares of Common Stock held by General Atlantic Partners 32, L.P. ("GAP 32"), 880,290 shares of Common Stock held by General Atlantic Partners 21, L.P. ("GAP 21"), and 188,115 shares of Common Stock held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). Also includes warrants to purchase 431,595 and 68,405 shares of Common Stock held by GAP 32 and GAP Coinvestment, respectively. Mr. Grabe, William E. Ford, Steven A. Denning, David C. Hodgson, Stephen P. Reynolds and J. Michael Cline (the "GA Members") are the managing members of General Atlantic Partners, LLC, which is the sole general partner of GAP 32, and are the same persons who have voting and investment control over securities held by GAP 21 and GAP Coinvestment. The GA Members disclaim beneficial ownership of such shares, except to the extent of each member's proportionate pecuniary interest therein.

(3) Includes 50,000 shares held by Mr. Campbell's wife and 2,375 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(4) Consists of 13,100 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(5) Consists of 37,500 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(6) Includes 1,550 shares held in trust and 1,775 shares held by Mr. Ebling's wife; Mr. Ebling disclaims beneficial ownership of all such shares. Also includes 58,396 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(7) Includes 2,000,000 shares of Marcam Solutions Common Stock beneficially owned by General Atlantic Partners, LLC. See note 2 above. Also includes 5,000 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(8) Includes 250 shares held by Mr. Hickok's wife; Mr. Hickok disclaims beneficial ownership of all such shares. Also includes 7,975 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days. Mr. Hickok is not standing for re-election as a director of the Company.

(9) Includes 3,750 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(10) Includes 22,222 shares held in trust and 149,369 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(11) Consists of 350 shares held by Mr. Quinlan's wife and 75,000 shares issuable upon the exercise of outstanding stock options exercisable currently or within 60 days.

(12) Consists 2,000,000 shares of Marcam Solutions Common Stock beneficially owned by General Atlantic Partners, LLC. See note 2 above.

(13) The group is comprised of the individuals named in the Summary Compensation Table, the remaining executive officers of the Company and those persons who were directors of the Company on January 9, 1998. Includes 301,865 shares which the directors and executive officers as a group have the right to acquire upon the exercise of outstanding stock options exercisable currently or within 60 days granted under the Company's stock plans. In addition, includes 3,575 shares held by family members of officers or directors, as to which shares the applicable officer or director disclaims beneficial ownership.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES


       The Board of Directors of the Company met three times and took action by unanimous written consent five times during the fiscal year ended September 30, 1997. The Board of Directors has a standing Audit Committee and a standing Compensation Committee, the memberships of which were most recently fixed by the Board of Directors on August 7, 1997. The Audit Committee, which oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, met once during fiscal 1997. Messrs. Hickok and Smithson are members of the Audit Committee. The Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation and administers certain of the Company's stock plans, met once and took action by written consent five times during fiscal 1997. Messrs. Grabe and Hickok are members of the Compensation Committee.

       All directors attended at least 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served during fiscal 1997.


                             ELECTION OF DIRECTORS

       Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors is divided into three classes: the Class I, II and III Directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class I Directors' terms will expire at the Meeting. Each director holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal.

       The information below sets forth for each member of the Board of Directors, including each of the Class I nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information:


Class I Directors:    To be Elected at 1998 Annual Meeting of Stockholders

       William O. Grabe, age 59, has been a director of the Company since July 1997. Mr. Grabe served as a director of Marcam Corporation from October 1995 until August 1997. Mr. Grabe has been a managing member of General Atlantic Partners, LLC since 1992. From 1990 to 1992, Mr. Grabe was a corporate vice president with IBM. Mr. Grabe is also a director of Compuware Corporation, Gartner Group, Inc., Centura Software Corporation, Baan Company N.V., Coda, Plc. and LHS Group, Inc.

       Joseph M. Henson, age 64, has been a director of the Company since December 4, 1997. Mr. Henson was Chairman of the Board of Legent Corporation, a computer systems software company, from November 1989 to February 1995. Mr. Henson is also a director of Harrah's Entertainment, Inc.


Class II Directors:    To be Elected at 1999 Annual Meeting of Stockholders

       John Campbell, age 51, has served as a director of the Company since July 1997 and Executive Vice President of the Company since August 1997. Mr. Campbell was a co-founder of Marcam Corporation and served as a director of Marcam Corporation since its organization in 1980. Mr. Campbell also served as Marcam Corporation's Executive Vice President from 1980 until April 1996.

       Paul A. Margolis, age 44, has served as a director of the Company since July 1997 and served as Chairman of the Board of Directors from July 1997 until November 1997. Mr. Margolis, a co-founder of Marcam Corporation, was its Chairman of the Board since its organization in 1980 and served as its President and Chief Executive Officer from 1980 until January 1996. Since 1996, Mr. Margolis has been an employee of Longworth Management Company, Inc., which provides consulting services. Mr. Margolis is a director of Dendrite International, Inc.

Class III Directors:    To be Elected at 2000 Annual Meeting of Stockholders

       Jonathan C. Crane, age 48, has served as Chairman of the Board of Directors, President and Chief Executive Officer since November 1997. From October 1995 until July 31, 1997, Mr. Crane was Chief Operating Officer of Geotek Communications, Inc., a wireless voice and data communications company. From February 1995 to October 1995, Mr. Crane was a consultant in the telecommunications industry. From January 1994 to January 1995, Mr. Crane was President and Chief Executive Officer of Lightstream Corporation, a majority owned subsidiary of Bolt, Beranek & Newman, which developed and marketed ATM switching network products. Prior to 1994, Mr. Crane held a number of management positions with MCI Corporation, including Executive Vice President, Multi-National Accounts.

       Michael J. Quinlan, age 56, has been a director of the Company since June 1997 and served as the Company's President and Chief Executive Officer from July 1997 until November 1997. Mr. Quinlan served as Marcam Corporation's President and Chief Executive Officer from January 1996 until August 1997 and as a director of Marcam Corporation from February 1996 until August 1997. Prior to joining Marcam Corporation, Mr. Quinlan was Senior Vice President of Marketing for Telular Corporation, a developer of fixed wireless phone systems, from June 1994 to October 1995. From July 1992 to June 1994, he was Director of Technology at the Wharton School, and Chief Executive Officer of Access Technology Group, a multimedia production company specializing in executive presentations and sales tools, from July 1993 and June 1994. Prior to 1992, Mr. Quinlan held a number of senior management positions including Director of Strategic Planning, President of the National Accounts Division and Chief Financial Officer of IBM's Asia Pacific Group.

       Franchon M. Smithson, age 46, has been a director of the Company since August 1997. Mr. Smithson has been a member of General Atlantic Partners, LLC since 1995. From 1992 to 1995, Mr. Smithson was Senior Vice President and Chief Financial Officer of Legent Corporation, a computer systems software company.


Retiring Director

       Richard S. Hickok, age 72, has been a director of the Company since July 1997. Mr. Hickok served as a director of Marcam Corporation from 1983 until August 1997. Mr. Hickok retired in 1983 from KPMG Main Hurdman, Certified Public Accountants, where he was Chairman from 1981. Mr. Hickok was President of KMG, the international firm of Main Hurdman, from 1981 to 1983. Mr. Hickok is also a director of Marsh & McLennan Companies, Inc., Comstock Resources, Inc., and Projectavisions, Inc.

       Directors are elected by a plurality of the votes cast by stockholders entitled to vote in the election of such directors at the Meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all the nominees named above. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.


Directors' Compensation

       The Company compensates its non-employee directors through a one-time initial grant under the 1997 Non-Employee Director Stock Option Plan (the "Directors Plan") of a stock option to purchase 10,000 shares of the Company's Common Stock and an annual grant under the Directors Plan of a stock option to purchase 1,500 shares of the Company's Common Stock. Additionally, non-employee directors receive $1,000 for each Board meeting and committee meeting attended on a day other than when the Board of Directors meets.

       On September 19, 1997, Mr. Grabe was granted a non-qualified option by the Board of Marcam Solutions to purchase 10,000 shares of Common Stock pursuant to the Company's 1997 Stock Plan at an exercise price of $10.00 per share, of which 5,000 shares were immediately exercisable, with an additional 2,500 shares vesting each on September 19, 1998 and September 19, 1999, respectively.

                             EXECUTIVE COMPENSATION

       The following table sets forth the compensation received by (i) any person who served as the Chief Executive Officer of the Company during any part of fiscal 1997, (ii) the four other most highly compensated executive officers of the Company who served as such at September 30, 1997 and whose annual compensation and bonus was $100,000 or more, and (iii) any person for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the person did not serve as an executive officer at September 30, 1997 (the "Named Executive Officers").


                          Summary Compensation Table


                                                                          Long-Term
                                                                         Compensation
                                                                           Awards/
                                                                          Securities
                                                     Annual               Underlying
                                               Compensation(1)(2)          Options           All Other
Name and Principal Position       Year     Salary($)     Bonus($)(3)      (#)(4)(5)      Compensation(1)(6)
-------------------------------   ------   -----------   -------------   -------------   -------------------
Jonathan C. Crane (7)             1997           --              --              --                --
President, Chief Executive
Officer and Chairman
Denis E. Liptak (8)               1997     $127,504        $ 60,600          25,000            $4,792
Chief Financial Officer and       1996     $105,384        $ 24,562              --            $2,436
Vice President of Finance
Thomas D. Ebling (9)              1997     $175,000        $ 95,500          57,896            $4,823
Senior Vice President             1996     $178,740        $ 23,500              --            $2,640
Customer Operations
Sharon R. Clark (10)              1997     $160,000        $ 53,000          37,500            $4,512
Vice President, Marketing         1996     $ 24,615        $      0              --            $   16
and Communications
Michael J. Quinlan (11)           1997     $240,000        $103,600         125,000            $   70
President and Chief               1996     $175,385        $ 40,000              --            $   84
Executive Officer
George A. Chamberlain 3d (12)     1997     $220,616        $260,000          60,000            $6,231
Chief Financial Officer           1996     $240,000        $ 20,000              --            $2,459

-------------
 (1) During fiscal 1996, all compensation was paid solely by Marcam Corporation. In connection with the Distribution certain of the Named Executive Officers were transferred from Marcam Corporation to Marcam Solutions. Therefore, during fiscal 1997, compensation was paid by both Marcam Corporation and the Company as a result of the Distribution. For further information see "Overview of Marcam Solutions, Inc."

 (2) Excludes perquisites the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total compensation reported as salary and bonus.

 (3) Includes bonus payments earned by the Named Executive Officers in the year indicated for services rendered in such year which were paid in the subsequent year.

 (4) Certain of the Named Executive Officers were granted stock options to purchase shares of Marcam Corporation Common Stock in connection with their employment by Marcam Corporation (the "Marcam Option"). As a result of the Distribution, such Named Executive Officers (i) retained such Marcam Options, which after the Distribution was an option to purchase the same number of shares of MAPICS common stock (the "Adjusted MAPICS Option"), and (ii) were granted an option to purchase shares of Marcam Solutions Common Stock equal to one-half of the number of shares of Marcam Corporation common stock subject to such Marcam Option (each, a "Marcam Solutions Option"; collectively the "Adjusted Options"). Thus, after the Distribution, each holder of a Marcam Option held separate options to purchase shares of MAPICS common stock and Marcam Solutions Common Stock. The per share exercise price of each Adjusted Option was adjusted to give effect to the Distribution by allocating the exercise price of the corresponding Marcam Option between the Adjusted MAPICS Option and the Marcam Solutions Option, based on the relative fair market values of the underlying MAPICS common stock and Marcam Solutions Common Stock after the Distribution so as to preserve the "spread" value of the existing Marcam Option. For this purpose, the fair market value of a share of each such common stock was established by determining the average of the closing sales prices per share of each common stock on the Nasdaq National Market for each of the five consecutive trading days beginning on July 30, 1997, the first day following the Distribution Date. Each Adjusted Option is subject to the same terms and conditions that applied to the corresponding Marcam Options prior to the Distribution, except that vesting is based on service with Marcam Solutions, MAPICS or both. As a result of the Distribution, the Company's option grants during fiscal 1997 reflect grants of options to purchase shares of the Company's common stock in respect of all options to purchase shares of Marcam Corporation's Common Stock outstanding on July
   29, 1997, the date of the Distribution. All such options were granted on July 28, 1997. For further information see "Overview of Marcam Solutions, Inc."

 (5) Neither the Company nor Marcam Corporation granted any restricted stock awards or stock appreciation rights ("SARs") or made any long-term incentive plan payouts to the Named Executive Officers during the fiscal years ended September 30, 1997 or 1996.

 (6) "All Other Compensation" consists of amounts contributed on behalf of the Named Executive Officers under group life insurance policies of Marcam Corporation and the Company, as well as matching contributions made by Marcam Corporation and the Company to the respective 401(k) Plan based on a percentage of the individual's contributions to such 401(k) Plan.

 (7) Mr. Crane joined the Company on October 27, 1997 and was elected Chairman of the Board, President and Chief Executive Office on November 17, 1997. Mr. Crane was granted an option to purchase 296,270 upon the commencement of his employment under the Company's 1997 Stock Plan.

 (8) Mr. Liptak has served as the Company's Chief Financial Officer since August 7, 1997.

 (9) Mr. Ebling has served as the Company's Senior Vice President, Customer Operations since December 18, 1997. Mr. Ebling served as the Company's Senior Vice President, Development and Support from July 28, 1997 through December 18, 1997.

(10) Ms. Clark served as the Company's Vice President, Marketing and Communications from July 28, 1997 through December 31, 1997.

(11) Mr. Quinlan served as the Company's President and Chief Executive Officer from July 28, 1997 through November 17, 1997.

(12) Mr. Chamberlain served as the Company's Chief Financial Officer from July 28, 1997 through his retirement on August 7, 1997. The bonus paid in fiscal 1997 includes a lump sum payment of $240,000 paid by Marcam Solutions in connection with Mr. Chamberlain's retirement.

Option Grants in Last Fiscal Year

       The following table provides information with respect to stock option grants made pursuant to the Company's 1997 Stock Plan, during the fiscal year ended September 30, 1997 to the Named Executive Officers. As a result of the Distribution, the Company's option grants during fiscal 1997 reflect grants of options to purchase shares of the Company's common stock in respect of all options to purchase shares of Marcam Corporation's Common Stock outstanding on July 29, 1997, the date of the Distribution. All such options were granted on July 28, 1997. See "Overview of Marcam Solutions, Inc." The Company did not grant any stock appreciation rights in fiscal 1997.

                       Option Grants in Last Fiscal Year



                                                Percent of
                                                  Total                                    Potential Realizable  Value at
                                  Number of      Options                                      Assumed Annual Rates of
                                 Securities     Granted to     Exercise                             Stock Price
                                 Underlying      Employees      or Base                       Appreciation for Option
                                  Options        in Fiscal      Price       Expiration                Term (2)
             Name                Granted(#)      Year (1)       ($/SH)         Date             5%($)         10%($)
------------------------------   ------------   ------------   ----------   ------------      ----------   -----------
Jonathan C. Crane ............        --              --            --           --               --             --
Denis E. Liptak (3)  .........       1,250             *         $ 7.35       10/03/05         $  8,369     $   16,301
                                     1,750             *         $ 5.79       10/01/06         $ 15,669     $   29,099
                                     9,500             *         $ 6.35       01/09/07         $ 81,623     $  158,281
                                    12,500             *         $ 6.85       07/23/07         $106,082     $  217,040
Thomas D. Ebling (4) .........      15,000             *         $ 5.23       06/25/00         $ 84,408     $  106,522
                                     5,396             *         $10.21       10/01/02         $ 10,349     $   27,508
                                    25,000           1.2%        $ 9.28       02/10/03         $ 76,595     $  164,117
                                    12,500             *         $ 6.54       02/21/04         $ 80,501     $  136,741
Sharon R. Clark (5)  .........      20,000             *         $ 5.42       07/26/06         $183,842     $  332,185
                                    10,000             *         $ 6.35       01/09/07         $ 85,919     $  166,612
                                     7,500             *         $ 6.85       03/14/07         $ 61,652     $  124,117
Michael J. Quinlan (6)  ......     125,000           6.0%        $ 7.60       01/06/06         $826,900     $1,659,447
George A. Chamberlain 3d
  (7) ........................      60,000           2.9%        $ 5.42       09/08/04         $379,765     $  623,826

-------------
  * less than 1%

(1) Options to purchase a total of 2,056,351 shares of Common Stock were granted to in fiscal 1997 under the Company's 1997 Stock Plan, including 1,288,281 shares as a result of the Distribution. See "Overview of Marcam Solutions, Inc."

(2) Amounts reported in this column represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date.

(3) Of the indicated options, 1,250 options are exercisable as of September 30, 1997 and the remaining 23,750 options are exercisable periodically through January 2002.

(4) Of the indicated options, 45,396 are exercisable as of September 30, 1997 and the remaining 12,500 options are exercisable periodically through February 1999.

(5) Of the indicated options, 9,500 options are exercisable as of September 30, 1997 and the remaining 28,000 options are exercisable periodically through March 2001.

(6) Of the indicated options, 25,000 options are exercisable as of September 30, 1997 and the remaining 100,000 options are exercisable periodically through January 2001. In addition, 25,000 options were granted on October 23, 1997, all of which are immediately exercisable.

(7) Of the indicated options, 12,000 options were exercised on or before September 30, 1997, an additional 24,000 options are exercisable as of September 30, 1997 and the remaining 24,000 options are exercisable periodically through September 1999.

Option Exercises and Fiscal Year-End Values

       The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's 1997 Stock Plan including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended September 30, 1997, (ii) the net value realized upon such exercise, (iii) the number of unexercised options held at September 30, 1997, and (iv) the aggregate dollar value of unexercised options at September 30, 1997.



                                                                                                      Value of
                                                                    Number of Securities             Unexercised
                                                                         Underlying                 In-The-Money
                                     Shares                          Unexercised Options             Options At
                                    Acquired          Value        at September 30, 1997(#)   September 30, 1997 ($)(1)
Name                             On Exercise (#)   Realized ($)   Exercisable/Unexercisable   Exercisable/Unexercisable
-------------------------------- ----------------- -------------- --------------------------- --------------------------
Jonathan C. Crane   ............           0               --                       --                           --
Denis E. Liptak  ...............           0               --             1,250/23,750             $  3,634/$68,597
Thomas D. Ebling ...............           0               --            45,396/12,500             $ 79,975/$26,575
Sharon R. Clark  ...............           0               --             9,500/28,000             $ 36,615/$96,360
Michael J. Quinlan  ............           0               --           25,000/100,000             $47,500/$190,000
George A. Chamberlain 3d  ......      12,000          $57,210            24,000/24,000             $ 97,920/$97,920

-------------
(1) Value is based on the difference between the option exercise price and the fair market value per share of Common Stock at September 30, 1997 ($9.50) multiplied by the number of shares underlying the option.


Certain Employment Arrangements

       Under a letter agreement dated October 23, 1997 between Michael J. Quinlan and the Company, Mr. Quinlan resigned as President and Chief Executive Officer effective November 17, 1997 and will remain an employee of the Company through January 27, 1998 (the "Resignation Date"). Under the terms of the letter agreement, Mr. Quinlan was granted an option to purchase 25,000 shares of Common Stock under the Company's 1997 Stock Plan, such option to be 100% vested upon the date of grant and at an exercise price of $9.125. As of the Resignation Date, Mr. Quinlan's existing stock options not vested will be forfeited in accordance with their terms and the period of time in which to exercise any options which are vested as of the Resignation Date is extended, pursuant to a prior agreement, through the balance of the term of such option grants. This letter agreement supersedes an Employment Agreement (defined below) with Mr. Quinlan dated June 10, 1997.

       The Company is party to employment agreements with Messrs. Ebling and Liptak and Ms. Clark (the "Employment Agreements"). The Employment Agreements provide that if an individual's employment with the Company or any of its subsidiaries or affiliates is either terminated by the Company for any reason (other than gross dereliction of duty or a criminal or civil judgment which, in the good faith judgment of the Company or its successor, renders the individual unsuitable for such employment) or is terminated for Good Reason (as defined below), then: (a) the Company will pay the individual an amount equal to the sum of (i) one year's then current base salary, (ii) an amount, determined at the individual's then current salary, for all earned but untaken vacation days, and (iii) any award previously made to the individual under the then current bonus plan which has not yet been paid; (b) the Company will make payments on the individual's behalf under the Consolidated Omnibus Budget Reconciliation Act of 1985 for one year; (c) any options previously granted to the individual will become immediately vested and exercisable, including any options previously granted under the Marcam Corporation stock plans; and (d) the Company will otherwise pay the individual's ordinary post-termination benefits in accordance with its retirement, insurance and other benefit plans and arrangements.

       "Good Reason" is defined in the Employment Agreements as (v) a reduction in compensation or benefits without providing an adequate substitute therefor;
(w) a substantial adverse change in the nature of duties or authority, or in title, position or status; (x) the relocation by the Company of the office outside the thirty mile radius of the place were it was located on the date of the Employment Agreement; (y) a material breach by the Company of any employment, compensation or similar agreement with the individual; and (z) the failure by the Company to give the individual, within ten days after request, written assurance of its intent to honor the Employment Agreement.

       In connection with Ms. Clark's departure, the terms of her Employment Agreement were implemented.


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS


Introduction

       The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing the executive compensation policies and advising the Board of Directors with respect to such policies. William O. Grabe and Richard S. Hickok, both non-employee directors, are currently the members of the Committee. The Committee's goal is to create and implement a compensation program which will attract and retain talented executives and provide incentives to management to enhance Company performance by basing a significant portion of annual and long-term compensation on achievement of targeted levels of performance. The executive compensation policies for fiscal 1997 were originally developed and approved by the Compensation Committee of the Board of Directors of Marcam Corporation, the members of which were Messrs. Grabe and Hickok. After the Distribution, these policies were adopted by the Company for the balance of fiscal 1997 (see "Overview--Marcam Solutions, Inc.")


Executive Compensation Program

       The Company's executive compensation program consists of three elements: salary (base pay); incentive pay (cash bonus); and stock options. This program applies to the Company's key management positions, including the position of Chief Executive Officer. All of the Company's executives also are eligible for employee benefits offered to all Company employees, including life, health, disability and dental insurance, and the Company's savings plan and employee stock purchase plan.

       Salary. Base salary of top management in fiscal year 1997 was set by the Committee after review of salary levels in the software industry for various executive positions. The Committee reviewed salary information presented in several independent surveys, ranging from broad-based overviews of the entire software industry to information regarding entities more similar to the
Company: software companies with over $50 million in revenue. The Committee used "median" levels as a guide for setting salaries for its top management positions, based on such comparative information.

       Incentive Pay. Incentive pay in the form of cash bonuses for executive officers of the Company is based either (a) 100% on the Company's financial performance, or (b) a combination of the Company's financial performance and the occurrence of certain events within specified timeframes.

       Generally, a budgeted amount for incentive pay for financial performance is set for each executive by the Committee, and payment is made based on achievement of specific performance targets. For executives with managerial responsibilities chiefly linked with one profit center, performance targets relate to that profit center. For executives with diverse responsibilities and for the most senior management, performance targets may also include those set in terms of the Company's earnings-per-share ("EPS"). Additionally, each executive has the opportunity to earn an additional bonus based on over-achievement of the quarterly budgeted EPS target. Such bonuses range from $500 to $5,000 for each additional cent per share attained above the quarterly budgeted EPS target and are paid on a quarterly basis.

       The amount of incentive pay, if any, is based on achievement of the specified performance targets. No incentive pay is payable until performance exceeds 75% of targeted levels. From 75% to 100% of targeted performance, the executive receives 4% of the budgeted amount for each 1% of performance achieved. For performance exceeding 100%, the executive receives an amount equal to 2.0% of budgeted incentive pay for each 1% increase in performance. Bonuses based on business group contribution are paid when the corresponding revenue is collected by the Company. There is no limit on incentive pay amounts based on financial performance. During fiscal 1997, incentive pay based on financial performance was payable as follows: 0% in the first quarter; 25% in the second quarter; 25% in the third quarter and 50% in the fourth quarter. During fiscal 1997, incentive pay received by all Marcam Solution executives ranged from $5,000 to $103,600, including bonuses paid in the first quarter of fiscal 1998 for the Company's performance in the fourth quarter of fiscal 1997.

       Stock Options. Executives are eligible for stock option grants under the "Incentive Stock Option Program" (the "ISO Program"). This program is designed to provide long-term performance and retention incentives for top management. An executive's participation in this program is determined by the Committee.

       Executives participating in the ISO Program are eligible for stock option grants in a budgeted amount set annually by the Committee. Grants are generally made within the first month following the end of the fiscal year, with an exercise price set at fair market value at the time of grant. Generally, options granted vest 20% on the date of grant, and in equal portions annually for four years thereafter. For fiscal 1997, the Committee set aside a pool of options which could be earned by the executives based on overall performance and contribution, as determined by the Committee at the end of the fiscal year. On October 1, 1997, Mr. Ebling was granted an option to purchase 15,000 shares under the ISO Program. No other named executive officer received options as a result of attaining targeted performance levels.


Chief Executive Officer's Compensation

       Michael J. Quinlan. Mr. Quinlan's compensation for fiscal year 1997 was determined in accordance with the executive compensation program described above.

       Mr. Quinlan's fiscal 1997 base salary was set at $240,000 based upon the comparative information reviewed by the Committee as described above. Mr. Quinlan received a bonus of $103,600 for achievement EPS performance targets in the fourth quarter of 1997. Mr. Quinlan was not granted any options under the ISO Program.

       Mr. Quinlan's total compensation for fiscal year 1997 is set out in detail in the Summary Compensation Table above.


Compliance with Internal Revenue Code Section 162(m)

       Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally disallows a tax deduction to the Company for compensation over $1 million paid to any of the Company's Named Executive Officers. Qualifying performance-based compensation, however, will not be subject to the deduction limit if certain requirements are met. The Committee has decided to structure the 1997 Stock Plan so that compensation granted to executive officers pursuant to the 1997 Stock Plan will allow the Company to take advantage of the benefits afforded by Section 162(m) with respect to compensation under such plan.


Compensation Committee:

       William O. Grabe
       Richard S. Hickok


Compensation Committee Interlock and Insider Participation

       Messrs. Grabe and Hickok, both non-employee directors, comprise the Compensation Committee of the Board of Directors. No person who served as a member of the Compensation Committee was, during the fiscal year ended September 30, 1997, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

Performance Graph

       The following graph compares the cumulative stockholder return on the Common Stock of the Company from July 30, 1997 to September 30, 1997, with the cumulative total return of the NASDAQ Stock Market Index (U.S.) and the Hambrecht & Quist Technology Index over the same period. The graph assumes $100.00 was invested on July 30, 1997 in the Company's Common Stock and in each of the indexes referred to above. The comparative data assumes that dividends, if any, were reinvested.


                             Marcam Solutions, Inc.
                       Hambrecht & Quist Technology Index
                    NASDAQ Stock Market Index (U.S.) (1)(2)


                      [TABULAR REPRESENTATION OF GRAPHIC]


                                             July 30, 1997     September 30, 1997
                                             ---------------   -------------------
Marcam Solutions, Inc.  ..................      $ 100.00            $ 190.00
NASDAQ Stock Market Index (U.S.) .........        100.00              106.18
Hambrecht & Quist Technology Index  ......        100.00              105.07

-------------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hambrecht & Quist, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                      PROPOSAL TO AMEND THE 1997 STOCK PLAN


       On June 13, 1997, the Board of Directors of the Company adopted the 1997 Stock Plan (the "1997 Plan"), which was approved by the stockholders on July 17, 1997. 2,500,000 shares of Common Stock were reserved for issuance pursuant to the 1997 Plan upon the issuance of options or in connection with awards or direct purchases of stock.

Proposed Amendment and Vote Required for Approval

       On January 16, 1998, the Board of Directors adopted an amendment to the 1997 Plan to increase the number of shares issuable under the 1997 Plan from 2,500,000 shares to 2,750,000 shares (the "Amendment"), subject to the approval of such increase by the Company's stockholders. The Company's directors determined that the increase in the number of shares issuable under the 1997 Plan is necessary to provide adequate equity-based incentives primarily to new key employees, and secondarily, to current key personnel, and is in the best interests of the Company and its stockholders.

       The Company's future performance depends to a significant extent on its ability to recruit, retain and motivate on a timely basis both capable senior executives and highly skilled technical, managerial and marketing personnel. The purpose of the 1997 Plan is to encourage key employees of the Company and its subsidiaries and other individuals who render services of special importance to the Company and its subsidiaries to continue their association with the Company by providing favorable opportunities for such persons to participate in the ownership of the Company and its future growth through grants of options and Common Stock awards and purchases. Generally, the Company has granted options to purchase shares of Common Stock to a broad range of employees as part of its ISO Program. In addition, the Company grants stock options in connection with recruiting key employees. Competition for qualified employees is intense and is likely to intensify further. The Company believes that its ability to recruit, retain and motivate key employees is significantly enhanced by the ability to offer attractive equity-based incentives.

       Since the Distribution, the Company has taken a number of actions designed to provide incentives for existing employees to continue with the Company and has recruited a new Chief Executive Officer. In this regard, in August 1997, the Company granted options to purchase an aggregate of 680,770 shares, with each employee of the Company receiving an option to purchase a minimum of 100 shares. In October 1997, the options to purchase an aggregate of 163,129 shares were granted under the Company's ISO Program. Further, the Company granted Mr. Crane an option to purchase 296,270 shares in connection with his employment as Chairman, President and Chief Executive Officer of the Company. The Company has also granted options to purchase shares in conjunction with the employment of other key personnel.

       Under the 1997 Plan, the Company currently is authorized to issue an aggregate of 2,500,000 shares of Common Stock. In connection with the Distribution, the Company was required to grant options to purchase an aggregate of 1,288,281 shares of Common Stock to persons who then held options to purchase shares of Marcam Corporation common stock. As a result of the grants made in connection with the Distribution and the other grants described above, only 37,314 shares were available for future grants under the 1997 Plan as of December 31, 1997. The Company has determined that the increase in the number of shares issuable under the 1997 Plan is necessary is necessary to provide adequate equity-based incentives primarily to new key employees, and secondarily, to current key personnel, and is in the best interests of the Company and its stockholders.

       The affirmative vote of at least a majority of the issued and outstanding shares of Common Stock present or represented by proxy, entitled to vote and voting on the matter at the Meeting is required to approve the Amendment. Broker "non-votes" and abstentions on this matter shall be deemed not to have been voted on this matter. The Board of Directors recommends that the stockholders vote FOR approval of the Amendment.

Description of the 1997 Stock Plan

       The purpose of the 1997 Plan is to provide incentives to officers and other employees of the Company by providing them with opportunities to participate in the ownership of the Company through the acquisition of shares of Common Stock of the Company. Under the 1997 Plan, employees of the

Company may be awarded incentive stock options ("ISO" or "ISOs"), as defined in
Section 422(b) of the Code, and directors, officers, employees and consultants of the Company may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"), (ii) awards of stock of the Company ("Awards"), and (iii) opportunities to make direct purchases of stock of the Company ("Purchases"). ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights", and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options."

       The 1997 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. Subject to the terms of the 1997 Plan, the Committee has the authority to determine the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights.

       Stock Rights may be granted under the 1997 Plan at any time prior to June 12, 2007. The exercise price per share of Non-Qualified Options granted under the 1997 Plan cannot be less than the minimum legal consideration required under applicable state law. The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than ten percent (10%) of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The 1997 Plan provides that each Option shall expire on the date specified by the Committee, but not more than ten years from its date of grant, in the case of Options, and five years from its date of grant, in the case of ISOs granted to an employee holding more than ten percent (10%) of the voting stock of the Company.

       Any shares which are subject to an Option which for any reason expires or terminates unexercised may again be available for grant under the 1997 Plan. As of December 31, 1997, Options to purchase 2,564,200 shares of Common Stock have been granted under the 1997 Plan.

       Each Option granted under the 1997 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

       Exercise of any Option, in whole or in part, is effected by a written notice delivered to the principal office of the Company, together with payment of the exercise price. Payment of the exercise price of an Option granted under the 1997 Plan may be made, in whole or in part, by cash or check, or, if authorized by the Committee, by a personal recourse note or by tendering Common Stock of the Company. In the case of ISOs, such authorization shall be evidenced in writing at the time of the grant. The 1997 Plan contains terms providing for the exercise of Options by or on behalf of former and deceased employees, respectively, as described below.

       No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

       Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his ISOs shall become exercisable, and, unless converted to Non-Qualified Options, his ISOs shall terminate no later than the earlier of (a) three months after the date of termination of his employment, and (b) their specified expiration dates. If an ISO optionee ceases to be employed by the Company by reason of his death, any ISO of his may be exercised, for the number of shares for which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until no later than the earlier of (a) the specified expiration date of the ISO and (b) 180 days from the date of the optionee's death. If an ISO optionee ceases to be employed by the Company by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, for the number of shares for which he could have exercised it on that date until no later than the earlier of (a) the specified expiration date of the ISO and (b) 180 days from the date of the termination of the optionee's employment. Upon the occurrence of an event constituting a "Change in Control" (as defined in the 1997 Plan), all outstanding but unvested options to purchase Common Stock will become fully exercisable immediately prior to the time of the event constituting the "Change in Control."

       Option holders are protected against dilution in the event of a stock dividend, stock split, recapitalization, reorganization, consolidation, merger or similar transaction. The Board of Directors may from time to time adopt amendments to the 1997 Plan, certain of which are subject to stockholder approval, and may terminate the 1997 Plan at any time (although such action shall not affect Options previously granted). Any shares subject to an Option granted under the 1997 Plan, which for any reason expire or terminate unexercised, may again be available for future Option grants. Unless terminated sooner, the 1997 Plan will terminate on June 12, 2007 (except as to Stock Rights outstanding on that date).

       The following table sets forth as of December 31, 1997 Options granted under the 1997 Plan to (i) the individuals named in the Summary Compensation Table, (ii) each nominee for election as a director, (iii) each other person who received 5% of such options, (iv) all remaining executive officers of the Company as a group, (v) all directors who are not executive officers of the Company as a group, and (vi) all employees including all officers who are not executive officers, as a group:




              Name                                Title                  Options Granted
--------------------------------   -----------------------------------   ----------------
Jonathan C. Crane   ............   President, Chief Executive Officer
                                   and Chairman of the Board                  296,270
Denis E. Liptak  ...............   Chief Financial Officer                     25,000
Thomas D. Ebling ...............   Senior Vice President                       72,896
Sharon R. Clark  ...............   Vice President                              37,500
Michael J. Quinlan  ............   President and Chief Executive
                                   Officer                                    150,000
George A. Chamberlain 3d  ......   Chief Financial Officer                     60,000
All executive officers as a group (4 persons)  .....................          441,666
All directors who are not executive officers as a group (5 persons)           372,994
All employees who are not executive officers or directors as a group
  (800 persons)(1)  ................................................        1,749,540

-------------
(1) Includes employees and directors of MAPICS, Inc. who were granted options under the 1997 Plan in connection with the Distribution. See "Overview of Marcam Solutions, Inc."


       The following discussion of the United States federal income tax consequences of the issuance and exercise of Options granted under the 1997 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of the 1997 Plan or of the requirements that must be met in order to qualify for the described tax treatment.

       The grant of an ISO or a Non-Qualified Option generally would not result in income for the grantee or in a deduction for the Company.

       The exercise of a Non-Qualified Option would result in ordinary income for the grantee and a deduction for the Company (subject to the limitations contained in Section 162(m) of the Code) measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Withholding of taxes may be required. When the shares acquired through the exercise of a Non-Qualified Option are sold by the optionee, he or she should generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and his or her tax basis in the shares (generally, the option price plus the amount taxed to the optionee as ordinary income). If the optionee holds the shares for more than one year, this gain or loss would be long-term capital gain or loss. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting or to certain restrictions on resale under United States federal securities laws.

       The exercise of an ISO should not result in income for the grantee if the grantee (i) does not dispose of the shares within two years from the date of grant or one year after the transfer of such shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the tax basis of the shares upon later disposition generally would be the option price. Any gain should be taxed to the employee as long-term capital gain and the Company should not be entitled to a deduction. The excess of the fair market value on the exercise date over the option price, however, is an item of tax preference for the grantee, potentially subject to the alternative minimum tax.

       If the grantee disposes of the ISO shares prior to the expiration of either of the holding periods discussed above, then, in most cases, the grantee would recognize ordinary income and the Company would be entitled to a deduction (subject to the limitations contained in Section 162(m) of the Code) equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price or (ii) the amount realized on disposition minus the option price. Any gain in excess of the portion recognized as ordinary income would generally be taxable as long-term or short-term capital gain. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting or to certain restrictions on resale under United States federal securities laws.

       Payment for option shares may in some cases be made by delivering shares of the Company's Common Stock or by certain other methods if at the time of grant the optionee's agreement so provides. If an optionee makes payment of the option price other than by cash or check, special rules would apply.

       In general, persons receiving Common Stock pursuant to an award of stock or a grant of an opportunity to purchase stock should recognize ordinary income equal to the excess of the fair market value of the shares received over the amount paid, if any. The Company should generally be entitled to a corresponding deduction for United States federal income tax purposes (subject to the limitations contained in Section 162(m) of the Code). When such Common Stock is sold, the seller generally would recognize capital gain or loss. Special rules apply if the shares are subject to vesting or to certain restrictions on resale under United States federal securities laws.

                     RATIFICATION OF SELECTION OF AUDITORS

       The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 1998. It is expected that a member of the firm will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR the ratification of this selection.


                             STOCKHOLDER PROPOSALS

       Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than September 25, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.


                           EXPENSES AND SOLICITATION

       The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail, the directors, officers and regular employees of Marcam may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by directors, officers and regular employees of Marcam may also be made of some stockholders of Marcam in person or by mail, telephone or telegraph following the original solicitation. Marcam may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of stock of Marcam held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. Marcam Solutions may also retain an independent proxy solicitation firm to assist in the solicitation of proxies. If such firm is retained, Marcam will pay such firm a fee, plus reimbursement of reasonable costs and expenses.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

       Based solely on a review of the forms received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and on written representations received by it, the Company believes that during the fiscal year 1997, the Company's directors, executive officers and persons who beneficially own more than ten percent of the Company's Common Stock complied with all applicable Section16(a) filing requirements.

MRC79 2                            DETACH HERE

                             MARCAM SOLUTIONS, INC.

                    Proxy for Annual Meeting of Stockholders
                          To Be Held February 25, 1998
          This Proxy is Solicited on Behalf of The Board of Directors

     The undersigned hereby appoints Jonathan C. Crane and Diane R. Tormey, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at the Annual Meeting of Stockholders of MARCAM SOLUTIONS, INC. (the "Company") to be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts 02194 on February 25, 1998 at 10:00 a.m. and any adjournment(s) thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS I DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     SEE REVERSE
                                                                        SIDE

MRC79 3                            DETACH HERE

[X] Please mark
    votes as in
    this example.

1. Election of Directors: To elect two members to the Board of Directors to serve for three-year terms as Class I Directors.
   Nominees: William O. Grabe and Joseph M. Henson

                         FOR            WITHHELD
                         [ ]              [ ]


   [ ] __________________________________________
       For both nominees except as noted above

2. Approval of Amendment to 1997 Stock Plan:
   To approve an amendment to the 1997 Stock Plan to increase the aggregate number of shares of Common Stock which may be issued pursuant to said plan from 2,500,000 to 2,750,000.

                         FOR            AGAINST            ABSTAIN
                         [ ]              [ ]                [ ]

3. Ratification of Auditors:
   To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending September 30, 1998.

                         FOR            AGAINST            ABSTAIN
                         [ ]              [ ]                [ ]

4. Transaction of Other Business:
   To transact such other business as may properly come before the meeting and any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. State full title when signing as executor, administrator, trustee or guardian, etc. Please promptly return the signed proxy in the enclosed envelope.

Signature: _________________________________________ Date: ____________________


Signature: _________________________________________ Date: ____________________